Exhibit 10.17

SORRENTO THERAPEUTICS, INC.

2009 EQUITY INCENTIVE PLAN

Approved by the Board of Directors: February 5, 2009

Approved by the Stockholders: February 5, 2009

1. DEFINED TERMS. Capitalized terms in this Sorrento Therapeutics, Inc. 2009 Equity Incentive Plan (the “Plan”) shall have the meanings set forth in Appendix A attached hereto, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

2. PURPOSES. The primary purpose of the Plan is to provide a means by which the Company can retain and maximize the services of its current Employees, Directors and Consultants, and secure, retain and maximize the services of new Employees, Directors and Consultants, by providing Stock Awards, including Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and stock bonuses, to such persons on the terms and conditions set forth in the Plan. In addition, the Plan is intended to generate proceeds from the sale of Common Stock pursuant to Stock Awards that shall be used as general funds of the Company.

3. ADMINISTRATION.

3.1 Authority of Board. Unless and until the Board decides to delegate administration of the Plan to a Committee as set forth in Section 3.2 below, the Board shall have full authority to administer the Plan, subject only to the express provisions and limitations set forth in the Plan and any applicable laws. Without limiting the generality of the foregoing, the Board shall be fully empowered to: (i) determine, from time to time, the recipients of Stock Awards and the terms upon which Stock Awards shall be granted to such recipients; (ii) construe and interpret, and correct any defects, omissions or inconsistencies in, the Plan and any Stock Awards; (iii) terminate, suspend or amend the Plan or any Stock Award as provided in Section 11; and (iv) exercise such powers and perform such acts consistent with the provisions of the Plan as the Board deems necessary or expedient to promote the best interests of the Company and its stockholders. The determinations of the Board with respect to the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on the Company and all other Persons.

3.2 Delegation to Committee. In accordance with the Board’s authority under the relevant provisions of the Delaware General Corporation Law and the Company’s bylaws, the Board may delegate administration of the Plan to a Committee, which shall, upon such delegation, be empowered to exercise the full authority of the Board with respect to the Plan.

4. COMMON STOCK SUBJECT TO THE PLAN.

4.1 Reserve Pool. Subject to the provisions of Section 10 relating to Capitalization Adjustments, an aggregate of 10,000,000 shares of Common Stock (the “Reserve Pool”) may be issued pursuant to Stock Awards. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall automatically revert to the Reserve Pool and again become available for issuance under the Plan. During the term of the Plan, the Company shall keep available in the Reserve Pool at all times a number of shares of Common Stock sufficient to satisfy all outstanding Stock Awards.

4.2 Limitation on Number of Shares. To the extent required by Section 260.140.45 of CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of CCR Title 10, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5. ELIGIBILITY.

5.1 Employees. Employees shall be eligible to receive each of the types of Stock Awards provided for in the Plan.

5.2 Directors. Directors shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.3 Consultants. Consultants shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan; provided, however, that a Consultant shall not be eligible for the grant of a Stock Award if, at the time of the proposed grant, either the offer or the sale of the Company’s securities to such Consultant would not be exempt under Rule 701 of the Securities Act or the securities laws of any other relevant jurisdiction, unless the Company determines that the grant will otherwise comply with, or be exempt from, the Securities Act and the securities laws of all other relevant jurisdictions.

5.4 Ten Percent Stockholders. In addition to any other applicable restrictions set forth in this Section 5, a Ten Percent Stockholder shall not be granted: (i) an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant; (ii) a Nonstatutory Stock Option unless the exercise price of such Nonstatutory Stock Option is at least (a) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or (b) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of CCR Title 10 at the time of the grant of the Nonstatutory Stock Option; (iii) a Restricted Stock Award unless the purchase price of the Common Stock issuable upon exercise of such Restricted Stock Award is at least (a) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (b) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of CCR Title 10 at the time of the grant of the Restricted Stock Award.

6. PROVISIONS APPLICABLE TO ALL STOCK AWARDS.

6.1 No Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to any Stock Award held by such Participant unless and until such Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

6.2 No Employment or Other Service Rights. Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity, or modify any agreement governing the employment of any Participant. Likewise, nothing in the Plan or any Stock Award shall affect the right of the Company or any applicable Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an

Affiliate; or (iii) the service of a Director pursuant to the bylaws of the Company or any applicable Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

6.3 Investment Assurances. At any time that the issuance of the shares of Common Stock issuable upon the exercise of a Stock Award has not been registered under an effective registration statement under the Securities Act, the Company may: (i) require a Participant, as a condition of acquiring Common Stock under such Stock Award, to give written assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and capability to evaluate the merits and risks of acquiring such Common Stock under such Stock Award and (b) stating that the Participant is acquiring such Common Stock under the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing such Common Stock; and (ii) place legends, including, without limitation, legends restricting the transfer of such Common Stock, on any and all stock certificates representing such Common Stock in order to comply with applicable securities laws.

6.4 Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

6.5 Vesting. The Board or Committee may provide that the total number of shares of Common Stock subject to a Stock Award shall vest in installments over any given period of time. Criteria for determining the vesting of shares of Common Stock subject to a Stock Award may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board or Committee.

6.6 Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

6.7 Terms of Repurchase Options. The terms of any repurchase option in favor of the Company with respect to shares of Common Stock issuable pursuant to a Stock Award shall be specified in the applicable Stock Award Agreement. The price per share of Common Stock at which such repurchase option may be exercised may be either: (i) the Fair Market Value of the shares of Common Stock on the date of the termination of the applicable Participant’s Continuous Service; or (ii) the lower of (a) the Fair Market Value of the shares of Common Stock on the date of repurchase and (b) the original purchase price per share of Common Stock paid by the applicable Participant; provided, however, that terms of any repurchase option shall comply at all times with the provisions of Sections 260.140.41 and 260.140.42 of CCR Title 10 relating to “presumptively reasonable” repurchase prices.

6.8 Information Obligation. To the extent required by Section 260.140.46 of CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company assure them access to equivalent information.

7. OPTIONS.

7.1 Stock Award Agreements for Options. Each Stock Award Agreement for an Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Options need not be identical; provided, however, that each Stock Award Agreement for an Option shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 7.

7.2 Designation. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.

7.3 Term. Subject to the provisions of Section 5.4 above, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

7.4 Minimum Vesting. Notwithstanding Section 6.5 above, to the extent required by Section 260.140.41(f) of CCR Title 10: (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board or Committee, subject to reasonable conditions such as Continuous Service.

7.5 Consideration.

(a) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option), (a) by delivery to the Company of other Common Stock at the time the Option is exercised, (b) according to a deferred payment or other similar arrangement with the Participant or (c) in any other form of legal consideration that may be acceptable to the Board.

(b) Notwithstanding Section 7.5(a) above: (i) unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); and (ii) in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (a) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (b) the treatment of the Option as a variable award for financial accounting purposes.

7.6 Early Exercise. An Option may include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of such shares of Common Stock. Subject to Section 6.7 above, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.7 Termination of Continuous Service.

(a) Termination Other Than for Cause or As a Result of Death or Disability. In the event that a Participant’s Continuous Service terminates other than for Cause or as a result of the Participant’s Disability or death, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) at any time within the period (the “Post-Termination Exercise Period”) ending on the earlier of: (i) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement; or (ii) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period shall not be less than thirty (30) days). If, after the termination of such Participant’s Continuous Service, such Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(b) Termination for Cause. In the event a Participant’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option as of the time of such termination.

(c) Termination As a Result of Disability. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(d) Termination As a Result of Death. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s death or a Participant dies within any applicable Post-Termination Exercise Period, then such Participant’s Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the option upon the Participant’s death pursuant to Section 7.8(b) or 7.9(b) below, at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

7.8 Special Provisions for Incentive Stock Options.

(a) Exercise Price. Subject to the provisions of Section 5.4 above, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Incentive Stock Option.

(c) $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Incentive Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Stock Award Agreement(s).

7.9 Special Provisions for Nonstatutory Stock Options.

(a) Exercise Price. Subject to the provisions of Section 5.4 above, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Nonstatutory Stock Option on the date the Nonstatutory Stock Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nonstatutory Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Transferability. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement and as permitted by Section 260.140.41(d) of CCR Title 10 at the time of the grant of the Nonstatutory Stock Option, and shall be exercisable during the lifetime of the Participant only by the Participant. If a Nonstatutory Stock Option does not provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Nonstatutory Stock Option.

8. STOCK BONUSES.

8.1 Stock Award Agreements for Stock Bonuses. Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical; provided, however, that each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 8.

8.2 Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

8.3 Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

8.4 Transferability. Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

9. RESTRICTED STOCK AWARDS.

9.1 Stock Award Agreements for Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical; provided, however, that each Stock Award Agreement for a Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 9.

9.2 Purchase Price. At the time of grant of a Restricted Stock Award, the Board or Committee will determine the price to be paid by the Participant for each share of Common Stock subject to such Restricted Stock Award. Subject to the provisions of Section 5.4 above, the purchase price of Restricted Stock Awards shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date such Restricted Stock Award is made or at the time the purchase is consummated. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

9.3 Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

9.4 Termination of Participant’s Continuous Service. Subject to Section 6.7, in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for such Participant’s Restricted Stock Award.

9.5 Transferability. Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

10.1 Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock of the Company without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class and maximum number of securities subject to the Plan pursuant to Section 4.1, and the outstanding Stock Awards will be appropriately adjusted in the class and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company and shall not give rise to a Capitalization Adjustment pursuant to this Section 10.1. The Board or Committee shall make such adjustments, which shall be final, binding and conclusive.

10.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any repurchase option in favor of the Company may be repurchased by the Company, notwithstanding the fact whether or not the applicable Participant’s Continuous Service has terminated.

10.3 Corporate Transaction.

(a) In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company or to the acquiring corporation (or such successor’s or acquiring corporation’s parent company), if any, in connection with such Corporate Transaction. In the event any surviving corporation or acquiring corporation elects to assume or continue any or all Stock Awards outstanding under the Plan, such Stock Awards shall remain in effect in accordance with the terms of this Plan and the applicable Stock Award Agreements, but shall thereafter represent the right to receive (upon exercise thereof in accordance with the terms of such Stock Awards, if applicable) for each share of Common Stock underlying each such Stock Award such cash, securities or other property that would have been received by the applicable Participant had such Participant exercised such Stock Award immediately prior to the effective time of the Corporate Transaction.

(b) In the event that, in connection with a Corporate Transaction, any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of such Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

10.4 Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such Change in Control as may be provided in the Stock Award Agreement for such Stock Award; provided, however, that in the absence of any such provision in the Stock Award Agreement for such Stock Award, no such acceleration shall occur.

11. TERMINATION, SUSPENSION AND AMENDMENT.

11.1 Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.2 Amendment of the Plan and Stock Awards. Subject to Section 11.3 below, the Board may, from time to time, amend the Plan or any Stock Award in any manner it deems appropriate or necessary. Notwithstanding the foregoing, except as expressly provided elsewhere in the Plan, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

11.3 No Impairment. No termination or suspension of the Plan or amendment of the Plan or any Stock Award shall impair rights of a Participant with respect to any outstanding Stock Award unless the Company receives the written consent of such Participant.

12. MISCELLANEOUS.

12.1 Compliance with Laws.

(a) This Plan and the obligations of the Company with respect to any Stock Awards granted hereunder shall be subject to all applicable federal and state securities laws. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory commission or agency the authority that legal counsel for the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to such Stock Awards, then the Company shall be relieved from any liability for failure to issue and sell Common Stock in connection with such Stock Awards unless and until such authority is obtained.

(b) To facilitate the grant of any Stock Award, the Committee may impose special terms for Stock Awards granted to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States as the Board or Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs.

12.2 Severability. If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.3 Governing Law. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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APPENDIX A

DEFINITIONS

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a particular Participant (unless otherwise provided in any employment agreement between the Company and such Participant), the occurrence of any of the following: (i) such Participant’s conviction of any felony or any crime involving fraud; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant’s violation of state or federal law in connection with such Participant’s performance of such Participant’s job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant’s violation of any material Company policy; provided, however, that the final determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

“CCR Title 10” means Title 10 of the California Code of Regulations, as amended from time to time.

“Change in Control” means any Corporate Transaction or the occurrence, in any single transaction or in any series of related transactions not approved by the Board, of any Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; provided, however, that notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two (2) or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

“Common Stock” means the Company’s common stock.

“Company” means Sorrento Therapeutics, Inc., a California corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service. The Board, Committee or any authorized Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either: (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction; or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(b) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(c) there is consummated a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity more than fifty percent (50%) of the combined voting power of the voting securities of which Entity is Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale.

The term “Corporate Transaction” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Director” means a member of the Board.

“Disability” means the inability of a person (unless otherwise provided in any employment agreement between the Company and such person), in the opinion of a qualified physician acceptable to the Company, to perform the duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

“Employee” means any person employed by the Company or an Affiliate; provided, however, that service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute “employment” by the Company or such Affiliate.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in good faith and in a manner consistent with Section 260.140.50 of CCR Title 10.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

“Officer” means any person designated by the Company as an officer.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

A Person shall be deemed to “Own”, to have “Owned”, to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Person” means any natural person or Entity.

“Plan” means this 2009 Equity Incentive Plan.

“Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award or a stock bonus.

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

SORRENTO THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

(2009 EQUITY INCENTIVE PLAN)

Pursuant to its 2009 Equity Incentive Plan (the “Plan”), SORRENTO THERAPEUTICS, INC. (the “Company”), hereby grants to you (the “Participant”) an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan, a copy of which is attached hereto as Attachment 1.

1. GOVERNING PLAN DOCUMENT. Your Option is subject to all of the provisions of the Plan, which provisions are hereby made a part of this Stock Option Agreement. In the event of any conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

2. DETAILS OF OPTION. The details of your Option are as follows:

Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Aggregate Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option*

☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule ☐ Early Exercise Permitted

Vesting Schedule:	[TO BE INSERTED]

3. EXERCISE. You may exercise your Option only for whole shares of Common Stock. In order to exercise your Option, you must submit to the Company: (i) a completed and executed notice of exercise in the form attached hereto as Attachment 2; and (ii) payment by cash or check for the aggregate exercise price for that number of shares of Common Stock you are electing to purchase pursuant to your Option. In the event that your Option is an Incentive Stock Option, by exercising your Option you expressly agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two (2) years after the date of your Option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option. Notwithstanding the foregoing, you expressly acknowledge and agree that you may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, but without limiting the generality of the foregoing, you and the Company expressly acknowledge and agree that, as a condition to the exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the

*

If this is an Incentive Stock Option, it (plus any other outstanding Incentive Stock Options held by the Participant) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 shall be deemed a Nonstatutory Stock Option. Please refer to the Plan for additional details.

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Company of any tax withholding obligation of the Company arising by reason of the exercise of your Option, the lapse of any substantial risk of forfeiture to which the shares of Common Stock underlying your Option are subject at the time of exercise, or the disposition of shares of Common Stock acquired upon the exercise of your Option.

4. “EARLY EXERCISE”. If it is indicated in Section 1 that “early exercise” of your Option is permitted, then you may elect at any time that is both during the period of your Continuous Service and during the term of your Option to exercise all or part of your Option, including the nonvested portion of your Option; provided, however, that: (i) a partial exercise of your Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock; (ii) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the repurchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement, a copy of which will be provided to you at the time you elect to “early exercise” your Option; and (iii) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

5. TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant indicated in Section 1 and expires upon the earlier of: (i) the Expiration Date set forth in Section 1; or (ii) in the event of the termination of your Continuous Service to the Company, the date provided by the Plan.

6. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.

7. MARKET STAND-OFF AGREEMENT. By exercising your Option, you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by you, for a period of time (not to exceed one hundred eighty (180) days) (the “Lock-Up Period”) specified by the managing underwriter for the Company following the effective date of a registration statement of the Company filed under the Securities Act pertaining to the Company’s initial public offering; provided, however, that nothing contained in this Section 7 shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter for the Company and as are consistent with the foregoing or as are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of the Lock-Up Period. The managing underwriter for the Company is an intended third-party beneficiary of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto.

8. NOTICES. Any notices to be delivered pursuant to this Stock Option Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9. SEVERABILITY. If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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10. BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Stock Option Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11. COUNTERPARTS. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:

SORRENTO THERAPEUTICS, INC.

By:	/s/ Antonius Schuh
Antonius Schuh,
President and Chief Executive Officer

PARTICIPANT:

By:

Name:

3.

ATTACHMENT 1

SORRENTO THERAPEUTICS, INC. 2009 EQUITY INCENTIVE PLAN

ATTACHMENT 2

NOTICE OF EXERCISE

Sorrento Therapeutics, Inc.

10054 Mesa Ridge Court, Suite 122

San Diego, California 92121

Attention: Chief Financial Officer

Date of Exercise:

Ladies and Gentlemen:

This letter is intended to inform you of my election pursuant to that certain Stock Option Agreement between me and Sorrento Therapeutics, Inc. (the “Company”) to purchase pursuant to my Option (as defined in the Stock Option Agreement) that number of shares of the Company’s Common Stock indicated below:

Type of option (check one):		Incentive ☐	Nonstatutory ☐

Number of shares as to which Option is exercised:

Total exercise price:	$

Cash payment delivered herewith:	$

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, bylaws and/or applicable securities laws.

Very truly yours,

By:

Name:

FORM OF RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of             , 2009 (the “Effective Date”) by and between SORRENTO THERAPEUTICS, INC., a California corporation (the “Company”), and              (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of              shares of its Common Stock (the “Restricted Shares”) pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”);

WHEREAS, the Purchaser desires to purchase the Restricted Shares on the terms and conditions set forth in the Plan and herein; and

WHEREAS, the Company desires to sell and issue the Restricted Shares to the Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.2 “Corporate Transaction” shall mean: (i) a sale or exclusive license of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which stockholders immediately before the merger or consolidation own, immediately after the merger or consolidation, more than fifty percent (50%) of the combined outstanding voting power of the surviving entity or the parent company of the surviving entity in such merger or consolidation); (iii) a merger or consolidation in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger own, immediately after the merger, more than fifty percent (50%) of the combined outstanding voting power of the surviving entity or the parent company of the surviving entity in such reverse merger); or (iv) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred, other than the sale or issuance by the Company of stock in a transaction or series of transactions (a) the primary purpose of which is to raise capital for the Company’s operations and activities or (b) in which such stock is issued for consideration other than cash pursuant to an acquisition by the Company of one or more other entities.

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2. PURCHASE AND SALE OF THE SHARES.

2.1 Sale of the Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, the Restricted Shares, which are comprised of              shares of Common Stock, at a price per share equal to $0.001, for an aggregate purchase price of $            .

2.2 Closing. The closing of the purchase and sale of the Restricted Shares being purchased by the Purchaser hereunder shall take place at the offices of the Company on the date of this Agreement, or at such other time and place as the Company and the Purchaser may mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to the Purchaser a certificate representing the shares of Common Stock, against payment by the Purchaser of the purchase price therefor by check made payable to the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that:

3.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of the Company’s obligations under this Agreement, including, without limitation, the issuance of the Restricted Shares to the Purchaser, has been taken or will be taken prior to the Closing.

3.2 Valid and Binding Agreement. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Valid Issuance of Common Stock. The Restricted Shares that are being purchased by the Purchaser hereunder, when sold, issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

3.4 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Restricted Shares being purchased by the Purchaser hereunder is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

4.1 Authorization. Such Purchaser has the full power and authority to enter into this Agreement, which constitutes a valid and binding obligation of such Purchaser, enforceable in accordance

2.

with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Purchase Entirely for Own Account. The shares of Restricted Shares being purchased by such Purchaser hereunder will be acquired for investment purposes for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Purchaser has neither any present intention of, nor any contract, undertaking, agreement or arrangement with any individual or entity regarding, the sale, the granting of any participation in or any other distribution or transfer of any of the Restricted Shares.

4.3 Disclosure of Information. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Restricted Shares pursuant to this Agreement and the business, operations, properties and assets of the Company.

4.4 Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Restricted Shares. If other than an individual, such Purchaser also represents it has not been organized for the purpose of acquiring the Restricted Shares.

4.5 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501, as presently in effect, of Regulation D under the Securities Act.

4.6 Restricted Securities. Such Purchaser understands that the Restricted Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such Restricted Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser understands that an investment in the Restricted Shares involves an extremely high degree of risk and may result in a complete loss of such Purchaser’s investment. Such Purchaser understands that the Restricted Shares have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Purchaser will not be able to resell or otherwise transfer his, her or its Restricted Shares unless such Shares are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

4.7 No Liquidity. Such Purchaser has no immediate need for liquidity in connection with such Purchaser’s investment in the Restricted Shares, does not anticipate that such Purchaser will be required to sell his, her or its Restricted Shares in the foreseeable future, and has the capacity to sustain a complete loss of his, her or its investment in the Shares.

4.8 Legends. Such Purchaser understands that the certificates evidencing the Restricted Shares may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR

3.

HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION IN FAVOR OF THE COMPANY SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES IN VIOLATION OF SUCH AGREEMENT IS VOID.”

(c) Any legend required by applicable securities laws including, without limitation, any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

5. VESTING OF THE RESTRICTED SHARES.

5.1 Vesting. As of the date of issuance, one hundred percent (100%) of the Restricted Shares shall initially be subject to the Repurchase Option (as defined below). Subject to the continuation of Purchaser’s relationship with the Company (or any parent or subsidiary thereof) as an employee or director of, or consultant or advisor (including service on the Company’s Scientific Advisory Board) to, the Company (or any parent or subsidiary thereof), the Restricted Shares shall vest and be released from the Repurchase Option at a rate of              shares per month for a period of forty-seven (47) months commencing on the first month after the date of this Agreement, with the remaining              shares vesting and being released from the Repurchase Option on the forty-eighth (48th) month after the date of this Agreement, provided that no Trigger Date (as defined below) shall have occurred.

5.2 Accelerated Vesting. Notwithstanding anything to the contrary set forth herein, in the event of the consummation of any Corporate Transaction, the Repurchase Option shall be deemed to have lapsed in full such that, as of immediately prior to the consummation of such Corporate Transaction, all Restricted Shares shall be deemed vested and released from the Repurchase Option.

5.3 No Employment or Similar Rights. The Purchaser acknowledges and agrees that nothing in this Agreement shall confer upon Purchaser any right with respect to the continuation of Purchaser’s relationship with the Company (or any parent or subsidiary thereof) as an employee or director of, or consultant or advisor to, the Company (or any parent or subsidiary thereof), nor anything contained herein interfere in any way with Purchaser’s right or the Company’s right to terminate Purchaser’s relationship with the Company (or any parent or subsidiary thereof) as an employee or director of, or consultant or advisor to, the Company (or any parent or subsidiary thereof) at any time, with or without cause.

5.4 Rights as Stockholder. Subject to the provisions of Section 7, the Purchaser shall be entitled to exercise all rights and privileges of a stockholder of the Company with respect to the Restricted Shares purchased hereunder until such time, if any, as such Restricted Shares are repurchased by the Company pursuant to Section 6.2. Without limiting the generality of the foregoing, until such time, if any, as such Restricted Shares are repurchased by the Company pursuant to Section 6.2, the Purchaser shall be deemed to be the holder of the Restricted Shares for purposes of receiving any dividends that may be paid with respect to such Restricted Shares and for the purpose of exercising any voting rights relating to such Restricted Shares, even if some or all of such Shares have not yet vested and been released from the Repurchase Option.

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6. COMPANY REPURCHASE OPTION.

6.1 Repurchase Option. Subject to the provisions of Section 5.2, in the event that the Purchaser’s relationship with the Company (or any parent or subsidiary thereof) as an employee or director of, or consultant or advisor (including service on the Company’s Scientific Advisory Board) to, the Company (or any parent or subsidiary thereof) terminates for any reason, then the Company shall have an irrevocable option (the “Repurchase Option”), exercisable for a period of one hundred eighty (180) days following the date of such termination (the “Trigger Date”), or such longer period as may be agreed to by the Company and the Purchaser, to repurchase from the Purchaser up to that number of Restricted Shares that have not vested as of such Trigger Date in accordance with Section 5.1 and the Schedule of Vesting, at a price per share equal to the original price per share paid by Purchaser for such Restricted Shares pursuant to this Agreement (the “Option Price”). Notwithstanding the provisions of this Section 6.1, the Purchaser hereby acknowledges and agrees that the Company has no obligation, either now or in the future, to repurchase any of the Restricted Shares, whether vested or unvested, at any time.

6.2 Exercise of Repurchase Option. In the event that the Company elects to exercise the Repurchase Option when entitled, such Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee(s) of the Company and delivered or mailed to the Purchaser in accordance with Section 11.1. Such notice shall identify the number of Restricted Shares to be repurchased and shall notify the Purchaser of the time, place and date for settlement of such repurchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 6.1 above. The Company shall be entitled to pay the aggregate Option Price for any Restricted Shares repurchased pursuant to the Repurchase Option, at the Company’s option, in cash or by offset against any indebtedness then owing to the Company by the Purchaser, or by any combination of the foregoing. Upon delivery of such notice and payment of the aggregate Option Price for all Restricted Shares being repurchased, the Company shall become the legal and beneficial owner of Restricted Shares being repurchased, and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name Restricted Shares being repurchased by the Company, without further action by the Purchaser.

6.3 Adjustments to Stock. If, from time to time during the term of the Repurchase Option, there occurs any change affecting the Company’s capital stock that is effected without the receipt of consideration by the Company (e.g., through a merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or any other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of Purchaser’s ownership of the Restricted Shares shall be immediately subject to the Repurchase Option and be included in the term “Restricted Shares” for all purposes under this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price payable per Restricted Share upon exercise of the Repurchase Option shall be appropriately adjusted.

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7. TRANSFERABILITY.

7.1 Limitations. In addition to any other limitation on transfer created by applicable securities laws, the Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in any Restricted Shares while such Restricted Shares remain subject to the Repurchase Option. Moreover, even after any Restricted Shares have been released from the Repurchase Option, the Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Restricted Shares except in compliance with any applicable securities laws and any right of first refusal in favor of the Company or its assignee(s) that may, at any time, be contained in the Company’s bylaws.

7.2 Refusal to Transfer. The Company shall not be required to: (i) transfer on its books any Restricted Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement; or (ii) treat as owner of such Restricted Shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such Restricted Shares shall have been so transferred.

8. MARKET STAND-OFF AGREEMENT. The Purchaser expressly agrees that it shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Restricted Shares for a period of time (not to exceed one hundred eighty (180) days) (the “Lock-Up Period”) specified by the managing underwriter for the Company following the effective date of a registration statement of the Company filed under the Securities Act pertaining to the Company’s initial public offering. The Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter for the Company and as are consistent with the foregoing or as are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Restricted Shares until the end of the Lock-Up Period. The managing underwriter for the Company is an intended third-party beneficiary of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though it were a party to this Agreement.

9. SECTION 83(b) ELECTION. The Purchaser understands that Section 83(a) of the Code would normally tax as ordinary income the difference between the amount paid for the Restricted Shares pursuant to this Agreement and the fair market value of such Restricted Shares as of the date the Repurchase Option lapses with respect to the Restricted Shares (or any portion thereof). The Purchaser further understands that, pursuant to Section 83(b) of the Code, the Purchaser may elect to be taxed at the time the Restricted Shares are purchased, rather than when and as the Repurchase Option lapses, by filing an election under Section 83(b) of the Code, in the form attached hereto as Exhibit A, with the Internal Revenue Service within thirty (30) days from the date of the Closing. The Purchaser understands that a failure to file such an election under Section 83(b) of the Code in a timely manner may result in significant adverse tax consequences for the Purchaser, assuming that the value of the Restricted Shares increases in the future. The Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such an election under Section 83(b) of the Code, that neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to the filing of such election under Section 83(b) of the Code and that the Purchaser shall bear all risks and consequences resulting from the Purchaser’s decision to file or not to file such an election under Section 83(b) of the Code.

10. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE

6.

OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

11. MISCELLANEOUS.

11.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Purchasers, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or the Purchaser may designate by ten (10) days advance written notice to the other party hereto.

11.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Restricted Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without reference to its principles of conflict of laws.

11.4 Expenses. Each party shall be solely responsible for and shall pay when due all costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Restricted Shares purchased under this Agreement and the Company.

11.6 Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable legal requirements, the parties agree to promptly renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

7.

11.7 Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

11.8 Counterparts; Execution by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

8.

IN WITNESS WHEREOF, the parties hereto have executed this RESTRICTED STOCK PURCHASE AGREEMENT as of date first written above.

COMPANY:

SORRENTO THERAPEUTICS, INC.

/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer

Address:

PURCHASER:

NAME

Address:

[SIGNATURE PAGE TO RESTRICTED STOCK PURCHASE AGREEMENT]

EXHIBIT A

SECTION 83(B) ELECTION

INSTRUCTIONS

If you are a California resident, you will normally send your completed 83(b) election to the IRS center located in Fresno, CA. However, if you are a resident of any of the counties listed below, you should instead send your completed 83(b) election to the IRS center located in Ogden, UT:

Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Glenn, Humboldt, Lake, Lassen, Marin, Mendocino, Modoc, Napa, Nevada, Placer, Plumas, Sacramento, San Joaquin, Shasta, Sierra, Siskiyou, Solano, Sonoma, Sutter, Tehama, Trinity, Yolo and Yuba.

The address of the Fresno, CA center is:

IRS Service Center

5045 East Butler Ave.

Fresno, CA 93888

The address of the Ogden, UT center is:

IRS Service Center

1160 West 1200 South Street

Ogden, UT 84201

If you are not a California resident, you can get information regarding where to send your completed 83(b) election by calling the IRS at (800) 829-1040 or by visiting the IRS website at www.irs.gov.

                    , 2009

Director of Internal Revenue

Internal Revenue Service Center

Re:	Election Under Section 83(b)

Ladies and Gentlemen:

This statement constitutes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time.

Pursuant to Treasury Regulations Section 1.83-2, the following information is submitted:

1.	Name:	(“Purchaser”)

Address:

Social Security No.:

Spouse’s Name:

Spouse’s Social Security No.:

2. Property Description:                      shares of Common Stock (the “Stock”) of Sorrento Therapeutics, Inc., a California corporation (the “Company”)

3. The date on which the Stock was purchased is             , 2009.

4. The taxable year for which the election is made is 2009.

5. Restrictions: The Stock is subject to vesting over a four-year period, in 47 equal monthly installments of             , with the remaining                  shares vesting on the 48th month. If, on or before March     , 2013, the Purchaser’s service for the Company terminates for certain reasons, the Company shall have the option to repurchase some or all of the property (depending upon the date of such termination) for a price equal to the cost of the property repurchased.

6. The fair market value at the time of purchase of the Stock, determined without regard to any restriction other than a restriction which by its terms will never lapse, is $    . The amount paid by the undersigned taxpayer for the property is $    .

7. The undersigned taxpayer hereby elects to include in gross income for 2009 the amount of             , which equals the amount by which the fair market value of the property exceeds the amount paid for such property.

8. A copy of this statement has been furnished to the Company.

Dated:                     , 2009

Very truly yours,

Name